UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 16, 2009

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-3492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

1401 McKinney, Suite 2400, Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

(713) 759-2600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02.                                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This current report on Form 8-K/A is filed as an amendment to the registrant’s report on Form 8-K dated July 16, 2009 to provide information that was omitted from the Form 8-K dated July 16, 2009.

5.02(d).  Ms. Nance K. Dicciani was elected as a member of our Board of Directors at the meeting of the Board of Directors held on July 16, 2009.  Her election was effective immediately. There is no arrangement or understanding between Ms. Dicciani and any other persons pursuant to which Ms. Dicciani was elected as a director.   The Board of Directors has appointed Ms. Dicciani to serve on the Audit Committee and the Health, Safety and Environment Committee.  There are no related party transactions between us and Ms. Dicciani.  Shortly after her election, Ms. Dicciani received an award of 2,000 restricted shares of our common stock and she will participate in the compensation arrangements for non-employee directors as described in our Proxy Statement filed April 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: July 24, 2009	By:	/s/ Robert L. Hayter
Robert L. Hayter
Assistant Secretary